As filed with the Securities and Exchange Commission on _____________
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                OHIO LEGACY CORP
                                ----------------
             (Exact Name of Registrant as Specified in its Charter)

       Ohio                                          34-1903890
       ----                                          ----------
(State of Organization)                    (I.R.S. Employer Identification No.)

305 West Liberty Street, Wooster, Ohio               44691
--------------------------------------               -----
(Address of Principal Executive Offices)             (ZIP Code)

                  OHIO LEGACY CORP OMNIBUS STOCK OPTION, STOCK
               OWNERSHIP AND LONG TERM INCENTIVE PLAN (the "Plan")
               ---------------------------------------------------
                            (Full Title of the Plan)

L. Dwight Douce              Copy to:       Mary Patricia Donnelly Oliver, Esq.
Ohio Legacy Corp                            Squire, Sanders & Dempsey L.L.P.
305 West Liberty Street                     4900 Key Tower
Wooster, Ohio  44691                        127 Public Square
(330) 263-1955                              Cleveland, Ohio  44114-1304
----------------------------                (216) 479-8500
(Name, address and telephone
number of agent for service)

                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                     Proposed          Proposed
Title of                                             Maximum           Maximum
Securities                 Amount                    Offering          Aggregate        Amount of
to be                      to be                     Price Per         Offering         Registration
Registered                 Registered(1)             Share(2)          Price            Fee
----------------------------------------------------------------------------------------------------
Common Shares of
Beneficial Interest,       200,000          $10.00            $2,000,000                $184.00
no par Value
----------------------------------------------------------------------------------------------------

--------------------
1 An undetermined number of additional Common Shares may be issued if the antidilution provisions of the Plan become operative.

2 Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Securities Act Rule 457 (h), the proposed maximum offering price per unit is calculated as the average of the high and low prices for the common stock as quoted on the NASDAQ electronic bulletin board as of the Plan.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be or have been sent or given to employees as specified by Rule 428 (b) (1) of the securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
------            ---------------------------------------

         The following documents and reports filed with the Securities and Exchange Commission (the "Commission") by Ohio Legacy Corp (File No. 000-31673) ("Ohio Legacy") are incorporated herein by reference:

         (a) The description of the Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan contained within Ohio Legacy's Registration Statement on Form SB-2 filed June 1, 2000, File No. 333-38328, under the caption "OMNIBUS STOCK OPTION, STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN" on pages 46 through 47 of the Form SB-2;

         (b) Annual Report on Form 10-KSB of Ohio Legacy for the fiscal year ended December 31, 2001;

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (a), above; and

         (d) The description of Ohio Legacy's Common Shares contained in Ohio Legacy's Registration Statement filed under Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by Ohio Legacy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

Item 4.           Description of Securities.
------            -------------------------

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
------            --------------------------------------

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.
------            -----------------------------------------

         As authorized by Section 1701.13(E) of the Ohio Revised Code, Section 29 of Ohio Legacy's Code of Regulations provides that directors and officers of Ohio Legacy may, under certain circumstances, be indemnified against expenses, including attorneys' fees, and from other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 29 also provides that directors and officers may also be indemnified against expenses, including attorneys' fees, incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Item 7.           Exemption from Registration Claimed.
------            -----------------------------------

         Not Applicable.

Item 8.           Exhibits.
------            --------

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.           Undertakings.
------            ------------

         A.       Ohio Legacy will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any additional or changed material information on the plan of distribution; provided, however that clauses (1)(i) and (1)(ii), above, do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by Ohio Legacy pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

         (2) For determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ohio Legacy pursuant to the foregoing provisions, or otherwise, Ohio Legacy has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Ohio Legacy of expenses incurred or paid by a director, officer or controlling persons of Ohio Legacy in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ohio Legacy will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ohio Legacy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster, State of Ohio, on this 22nd day of May, 2002.

                                OHIO LEGACY CORP

                                By:   /s/ L. Dwight Douce
                                     ------------------------------------------
                                Title:   President, Chief Executive Officer
                                         And Director

Dated: May 22, 2002

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                                 Date
---------                         -----                                 ----

/s/ L. Dwight Douce               President, Chief Executive            May 22, 2002
-------------------               Officer and Director, Acting
L. Dwight Douce                   Chief Accounting Officer


/s/ D. William Allen*             Director                              May 22, 2002
---------------------
D. William Allen

/s/ William T. Baker*             Director                              May 22, 2002
---------------------
William T. Baker

/s/ Robert F. Belden*             Director                              May 22, 2002
---------------------
Robert F. Belden

/s/ J. Edward Diamond*            Director                              May 22, 2002
----------------------
J. Edward Diamond

/s/ Scott J. Fitzpatrick*         Director                              May 22, 2002
-------------------------
Scott J. Fitzpatrick

/s/ Randy G. Jones*               Director                              May 22, 2002
-------------------
Randy G. Jones

/s/ Gregory A. Long*              Director                              May 22, 2002
--------------------
Gregory A. Long

Signature                         Title                                 Date
---------                         -----                                 ----

/s/ Benjamin M. Mast*             Director                              May 22, 2002
---------------------
Benjamin M. Mast

/s/ Michael D. Meenan*            Director                              May 22, 2002
----------------------
Michael D. Meenan

/s/ Steven G. Pettit*             Senior Loan Officer,                  May 22, 2002
---------------------             President of Stark County Region
Steven G. Pettit                  and Director


/s/ Daniel H. Plumly*             Director                              May 22, 2002
---------------------
Daniel H. Plumly

/s/ Thomas W. Schervish*          Director                              May 22, 2002
------------------------
Thomas W. Schervish


* Grants L. Dwight Douce Power of Attorney

                                  EXHIBIT INDEX

Exhibit           Exhibit
Number            Description
------            -----------

3.1 Amended and Restated Articles of Incorporation of Ohio Legacy (incorporated by reference to Exhibit 3.1 to Ohio Legacy's Registration Statement on Form SB-2 File No. 333-38328), effective June 1, 2000)

3.2 Code of Regulations of Ohio Legacy (incorporated by reference to Exhibit 3.2 to Ohio Legacy's Registration Statement on Form SB-2 (File No. 333-38328), effective June 1, 2000)

4.1 Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan (incorporated by reference to Exhibit
                  10.1 to Ohio Legacy's Registration Statement on Form SB-2 (File No. 333-38328), effective June 1, 2000)

4.2 2002 Amendment to Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan Of Ohio Legacy Corp, adopted and approved by the shareholders of Ohio Legacy on April 25, 2002

5 Opinion of Squire, Sanders & Dempsey L.L.P. as to the Common Shares being registered

23.1              Consent of Crowe, Chizek and Company LLP

23.2 Consent of Squire, Sanders & Dempsey L.L.P. (contained in opinion filed as Exhibit 5)

24                Power of Attorney